                                                                   EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Cox Communications, Inc. on Form S-8 of our report dated February 7, 1997, appearing in the Annual Report on Form 10-K of Cox Communications, Inc. for the year ended December 31, 1996.

DELOITTE & TOUCHE LLP
Atlanta, Georgia
January 15, 1998